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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-30654, 333-85491 and 333-35426 of Active Software, Inc. on Form S-8 of our report with respect to Premier Software Technologies, Inc. dated March 31, 2000 (April 25, 2000 as to Note 8 and the third paragraph of Note 6), appearing in this Current Report on Form 8-K/A of Active Software, Inc.


\s\ DELOITTE & TOUCHE LLP

San Jose, California
June 7, 2000